Exhibit 99.2

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC AND SUBSIDIARIES)

Unaudited Condensed Consolidated Financial Statements

September 30, 2011

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC AND SUBSIDIARIES)

Table of Contents

(Unaudited)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC AND SUBSIDIARIES)

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,307	38,157
Accounts receivable, net	19,087	7,271
Inventories	3,997	12,489
Prepaid assets	4,459	2,681
Deferred tax assets	1,143	1,133
Other current assets	9,070	14,656

Total current assets	49,063	76,387

Property and equipment, net	7,927	9,791
Goodwill	26,930	27,529
Intangible assets, net	74,977	99,801
Debt issuance costs, net	6,285	11,481
Other assets	209	209

Total assets	$165,391	225,198

Liabilities and Stockholders’ Deficit

Current liabilities:
Current portion of long-term debt	$848,136	854,189
Accounts payable	57,167	10,917
Accrued expenses	3,688	48,591

Total current liabilities	908,991	913,697

Deferred tax liability	1,523	1,505
Distribution payable	1,848	1,848

Total liabilities	912,362	917,050

Commitments and contingencies (Note 7)

Stockholders’ deficit:
Common stock	908	908
Additional paid in capital	6,113	6,113
Accumulated deficit	(757,446)	(702,977)
Accumulated other comprehensive income	3,454	4,104

Total stockholders’ deficit	(746,971)	(691,852)

Total liabilities and stockholders’ deficit	$165,391	225,198

See accompanying notes to condensed consolidated financial statements.

1

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC AND SUBSIDIARIES)

Condensed Consolidated Statements of Operations

(Dollars in thousands)

	Nine months ended September 30,
	2011	2010
	(Unaudited)
Net product revenues	$104,416	145,318
License revenues	—	29,000

	104,416	174,318

Costs and expenses:
Cost of revenues	23,646	21,068
Selling, general, and administrative	57,788	78,190
Research and development	2,566	13,196
Depreciation and amortization	27,133	76,942

Impairment of goodwill and other intangible assets	—	78,057

Total costs and expenses	111,133	267,453

Operating loss	(6,717)	(93,135)

Total other income (expense), net	(46,066)	(52,109)

Loss before income taxes	(52,783)	(145,244)

Provision for income taxes	(1,686)	(766)

Net loss	$(54,469)	(146,010)

See accompanying notes to condensed consolidated financial statements.

2

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC AND SUBSIDIARIES)

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

	Nine months ended September 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net loss	$(54,469)	(146,010)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	27,133	76,942
Amortization of deferred financing costs and loan discounts	5,196	4,372
Impairment of goodwill and other intangible assets	—	78,057
Deferred income taxes	8	(62)
Paid—in—kind interest on mezzanine debt	5,866	3,653
Gain on sale of Mexico and Latin America assets	—	(4,292)
Changes in operating assets and liabilities (net of effect of divestiture):
Accounts receivable, net	(11,816)	2,993
Inventories	8,492	413
Prepaid assets	(1,778)	(859)
Other current assets	(622)	3,461
Other assets	—	13
Accounts payable	46,250	(11,082)
Accrued expenses	(44,903)	(657)

Net cash provided by (used in) operating activities	(20,643)	6,942

Cash flows from investing activities:
Purchases of property and equipment	(445)	(1,993)
Proceeds from the sale of short-term investment	—	10,000
Proceeds from the sale of Mexico and Latin America assets	6,208	8,657

Net cash provided by investing activities	5,763	16,664

Cash flows from financing activities:
Distributions prior to conversion to C corp	—	(9,127)
Proceeds from revolving credit facility	—	25,000
Repayment of revolving credit facility	—	(2,764)
Payments on long-term debt	(11,919)	(51,222)

Net cash used in financing activities	(11,919)	(38,113)

Effect of foreign exchange rate changes on cash and cash equivalents	(51)	1,090

Decrease in cash and cash equivalents	(26,850)	(13,417)

Cash and cash equivalents, beginning of period	38,157	108,450

Cash and cash equivalents, end of period	$11,307	95,033

See accompanying notes to condensed consolidated financial statements.

3

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

(1)	Operation and Basis of Presentation

Change of Organizational Structure and Description of Business

In September 2010, Graceway Pharma Holding Corp. (GPHC), a Delaware Corporation, was formed to become the parent company of Graceway Holdings, LLC (GHLLC) and subsidiaries thereby converting the Company from a Limited Liability Company to a C corporation. In connection with this conversion, each member of GHLCC contributed their Class A Common Units to GPHC in exchange for the same number of shares of GPHC’s Class A Common Stock, whereby one GHLLC Class A Common Unit was contributed for one share of GPHC Class A Common Stock. The initial capital structure of GPHC consists of 100 million shares of Common Stock ($0.01 par value) authorized with 90,841,616 shares issued.

GPHC and its wholly owned subsidiaries (collectively, the Company) is a specialty pharmaceutical company, based in Bristol, Tennessee, focused on bringing branded prescription products to the market through acquisition, in-licensing, and product development. The Company is majority-owned by affiliates of Golder Rauner, LLC (collectively, GTCR). The Company operates in the United States, Canada, and until June 29, 2010, Mexico and Latin America. The divestiture of the Company’s operation in Mexico and Latin America are more fully discussed in Note 3.

Liquidity

The Company anticipated that its existing capital resources and cash flows from operations, would not be adequate to satisfy its debt service and liquidity requirements. Management has restructured its workforce and is pursuing litigation against Nycomed U.S., Inc. At the request of its First Lien lenders, the Company engaged Lazard Freres & Co. LLC (Lazard) to explore a sale process due to the Company’s significant debt burden and liquidity position.

The Company declared bankruptcy on September 29, 2011 under the U.S. Bankruptcy Code. The unaudited consolidated financial statements do not include any adjustments that might result from the bankruptcy proceedings.

On December 2, 2011, certain assets of the Company were acquired by Medicis Pharmaceutical Corporation (Medicis), a leading specialty pharmaceutical company that focuses on the development and marketing of products in the United States for the treatment of dermatological, aesthetic and podiatric conditions.

Pursuant to the purchase agreement, Medicis acquired substantially all of the assets of the Company for an aggregate purchase price of $455,000 and agreed to assume certain limited post-closing liabilities, primarily associated with contracts for commercial operations assumed by Medicis. Medicis did not assume any of the Company’s debt.

4	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles for interim financial reporting in the United States. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In management’s opinion, the consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for interim periods.

Operating results for the nine months ended September 30, 2011 and 2010, are not necessarily indicative of the results that may be expected for the full year. The unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes to those financial statements for the year ended December 31, 2010.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GPHC, and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency Translation

Pursuant to the Financial Accounting Standards Board’s (FASB) guidance on foreign currency translation, the assets and liabilities of the Company’s foreign operations are translated from local currencies into U.S. dollars at current exchange rates as of the balance sheet date, and revenues and expenses are translated at average exchange rates for the period. Resulting translation adjustments are reflected in accumulated other comprehensive income (loss), which is a separate component of stockholders’ deficit. Gains and losses from foreign currency transactions are included in current earnings (losses).

Inventories

Inventories, which consist of finished goods, are stated at the lower of cost or market, with cost determined on a weighted average basis. The Company’s finished goods inventories are subject to expiration dating. The Company continually evaluates quantities on hand and the carrying value of its inventories to determine the need for reserves for excess and obsolete inventories based primarily

5	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

on the estimated forecast of product sales. When factors indicate that impairment has occurred, either a reserve is established against the inventories’ carrying value or the inventories are completely written off, as in the case of lapsing expiration dates. The Company’s purchases of Aldara® are denominated in British Pounds. Changes in the exchange rate will impact the Company’s product cost.

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. The Company reviews goodwill for impairment at least annually in accordance with FASB’s guidance on goodwill and other intangible assets. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the Company must perform step two of the impairment test (measurement). Under step two, the Company recognizes an impairment loss for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB’s guidance on business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit’s goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. The Company consists of two reporting units. The Company performs its annual impairment review of goodwill as of September 30 of each year. The Company recorded an impairment loss of $77,528 for goodwill during the nine months ended September 30, 2010. No impairment loss was recorded during the nine months ended September 30, 2011.

Long-Lived Assets

In accordance with FASB’s guidance on accounting for the impairment or disposal of long-lived assets, long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. See Note 4 for intangible assets detail as of September 30, 2011 and December 31, 2010. The Company recorded an impairment loss of $529 for its intangible assets during the nine months ended September 30, 2010. There was no impairment of long-lived assets during the nine months ended September 30, 2011.

6	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with FASB’s guidance on accounting for derivative instruments and hedging activities, as amended, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated as hedges, changes in the fair value are either offset against the change in fair value of the assets and liabilities through earnings, or recognized in accumulated other comprehensive income (loss) until the hedged item is recognized in earnings.

The Company only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive loss to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash flow hedge is reported in earnings.

The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting cash flows of the hedged item, when the derivative expires or is sold, terminated, or exercised, when the derivative is designated as a hedging instrument, or when management determines that designation of the derivative as a hedging instrument is no longer appropriate. In all situations in which hedge accounting is discontinued and the derivative is retained, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings or losses.

The Company entered into an amendment with the First Lien lenders on October 15, 2010 to provide covenant forbearance until September 30, 2011. As part of the amendment process the Company’s interest rate swaps were terminated and the values of the swaps added to the First Lien debt. Additionally, the First Lien loan amendment required payments of approximately $40,900 of First Lien debt, required a revised payment schedule through September 30, 2011, increased applicable margin on the First Lien interest rate by 200 basis points on first lien and revolver amounts outstanding. Also, the First Lien amendment prohibits the Company from paying second lien interest.

7	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Revenue Recognition

The Company recognizes revenue when substantially all the risks and rewards of ownership have transferred to the customer. Generally, revenue is recorded in the period the product is shipped. However, in the instance when sales made to wholesalers exceed the wholesaler’s ordinary course of business inventory level, substantially all the risks and rewards of ownership have not transferred upon shipment, and accordingly, such sales are recorded as deferred revenue. The Company monitors sales to wholesalers in order to avoid wholesalers having inventory levels exceeding their contractually permitted maximums. For the nine months ended September 30, 2011 and 2010, the Company did not record any deferred revenue in the accompanying consolidated balance sheets related to this policy.

As is typical in the pharmaceutical industry, gross product sales are subject to a variety of deductions, primarily representing rebates and discounts to government agencies, wholesalers, and managed care organizations and product returns. These deductions represent estimates of the related liabilities, and as such, judgment is required when estimating the impact of these sales deductions on gross sales for a reporting period. If estimates are not representative of actual future settlement, results could be materially affected. Provisions for estimated chargebacks, product returns, rebates customer maintenance agreements, and other pricing adjustments are accrued at the time revenues are recognized as a direct reduction of such revenue.

The accruals are estimated based on available information, including third-party data, regarding the portion of sales on which rebates and discounts can be earned, adjusted as appropriate for specific known events and the prevailing contractual discounts. Provisions are reflected within accrued expenses. Adjustments to estimates are recorded when customer credits are issued or payments are made to third parties.

Royalty revenue is recognized based on a percentage of sales (namely, contractually agreed-upon royalty rates) reported by third parties.

The Company accounts for revenue arrangements with multiple deliverables in accordance with FASB Accounting Standards Codification (ASC) Topic 605-25, revenue recognition for arrangements with multiple elements, which addresses the determination of whether an arrangement involving multiple deliverables contains more than one unit of accounting. A delivered item within an arrangement is considered a separate unit of accounting only if both of the following criteria are met:

•	the delivered item has value to the customer on a standalone basis; and

•

if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor.

8	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Under FASB ASC Topic 605-25, if both of the criteria above are not met, then separate accounting for the individual deliverables is not appropriate. Revenue recognition for arrangements with multiple deliverables constituting a single unit of accounting is recognizable generally over the greater of the term of the arrangement or the expected period of performance, either on a straight-line basis or on a modified proportional performance method.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of costs to third parties for the provision of services for drug development and clinical trials. At the end of the reporting period, the Company compares the payments made to each service provider to the estimated progress toward completion of the research or development objectives. Such estimates are subject to change as additional information becomes available. Depending on the timing of payments to the service providers and the progress that the Company estimates has been made as a result of the service provided, the Company may record prepaid or accrued expense relating to these costs.

Costs to acquire in-process research and development projects and technologies which have not achieved technical feasibility at the date of acquisition are expensed as incurred.

Income Taxes

GPHC, a Delaware Corporation, was formed on September 29, 2010 as the parent company of GHLLC and subsidiaries. GPHC is a C corporation for federal and state income tax purposes and accordingly as a result of this change from an LLC to a C corporation, the Company’s tax structure changed significantly. Income taxes are now provided based on a blended federal, state and foreign tax rate whereas previous tax rates under the LLC structure were only based on a state and foreign tax rate. This will result in significant increases in tax liabilities or benefits as the blended rate is now much greater than under the previous LLC tax structure. Similarly, gross deferred taxes also increased as a result of the higher blended tax rates.

Prior to September 29, 2010, GHLLC had elected to be taxed as a partnership for federal and most state income tax purposes. GHLLC operates through Graceway Pharmaceuticals, LLC and several other wholly owned limited liability companies that are disregarded entities for federal and most state income tax purposes. The Company operates partially in the United States and outside the United States through several C corporations and other regarded entities, primarily in Canada, and until June 29, 2010, Mexico, and Latin America.

(3)	Product Licensing, Agreements, Acquisitions and Divestitures

Meda Licensing Agreement

On May 11, 2010, the Company entered into a license agreement with Meda AB (Meda) granting to Meda, among other things, an exclusive license to commercialize the Company’s new Zyclara formulation in Europe. Meda paid an upfront fee of $19,000 for the license which was recognized as

9	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

license revenue for the nine months ended September 30, 2010. Meda is also obligated to pay a 5.0% royalty on net sales of applicable products on a country-by-country basis until the later of (a) ten (10) years after the first commercial sale of a product in such country or (b) the expiration of all licensed patents covering the relevant product in the country. For additional consideration, Meda can include certain new Company products (any new Company product with less than a 5.0% concentration that would infringe certain Company patents and that has received regulatory approval in the United States) under this license but can lose the right if it does not give timely notice of its intent to expand the license or if it does not make the necessary payment. For the nine months ended September 30, 2011 and 2010, the Company did not receive any royalties from Meda, as Meda has not commenced commercial sales of Zyclara.

International Pharma Labs S. a. R.L. Licensing Agreement

On June 28, 2010, the Company licensed the rights in and to its 3.75% imiquimod product and the trademark for the then-current approved AK indication as well as future approved indications of the 3.75% Imiquimod product to International Pharma Labs S. a. R.L. (IPL) on a nonexclusive basis for development and manufacture worldwide, but on an exclusive basis for commercialization only in Mexico, Latin America and South America. IPL paid $10,000 for the license at closing and will pay ongoing royalty payments to be paid following commercialization of the product. The Company recognized $10,000 of license revenue for the nine months ended September 30, 2010. The Company included an affirmative duty on IPL to commercialize the product in certain key markets in its territories. In addition, the Company gets a royalty free license to any and all developments and improvements on any 3.75% imiquimod product made, or acquired by IPL for manufacture, development and commercialization by the Company outside of Mexico, Latin America and South America. For the nine months ended September 30, 2011 and 2010, the Company did not receive any royalties from IPL because IPL had not commenced commercial sales of the 3.75% imiquimod product.

Perrigo Israel Pharmaceuticals Settlement and Distribution Agreements

In 2006 and 2007, two competitors, Nycomed and Perrigo Israel Pharmaceuticals (Perrigo) filed ANDAs seeking FDA approval to market a generic version of what was then the Company’s primary product, Aldara (imiquimod) Cream 5% using oleic acid as the solubilizing agent for imiquimod—the active ingredient in Aldara. On February 2, 2010, the U.S. Patent and Trademark Office issued to 3M IPC patent number 7,655,672 (the ’672 Patent) covering imiquimod cream formulations containing certain forms of oleic acid. The Company holds an exclusive license under the ‘672 Patent, including the right to assert, maintain and enforce the ‘672 Patent. Based on preliminary analyses it performed, the Company concluded that Nycomed and Perrigo likely infringed the ‘672 Patent.

On April 10, 2010, after extended discussions and negotiations with several potential partners, the Company executed an agreement with Perrigo to settle all existing patent litigation regarding Perrigo’s ANDA filing for generic imiquimod. As part of this agreement, Perrigo became the Company’s authorized generic distributor for the Company’s Aldara product. Pursuant to this agreement the Company received a distribution payment of 85% of net sales through second quarter 2010; 80% of net sales through third quarter 2010; 75% of net sales through February 25, 2011.

10	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

On November 1, 2010, the Company and Perrigo agreed to an amendment of the original distribution agreement. The amendment allowed Perrigo to introduce its completed ANDA product containing oleic acid as the solubilizing agent for imiquimod prior to the original termination date of the distribution agreement. The distribution agreement established Perrigo as the authorized generic distributor for the Company’s Aldara product through February 25, 2011. The amendment removed Perrigo’s obligation to distribute the Aldara authorized generic product thereby allowing Perrigo to distribute its own ANDA product in exchange for revised royalty obligations continuing through the date of third generic entrant (additional to Nycomed and Perrigo) entered the market or January 1, 2016, whichever occurs sooner.

On March 16, 2011, the Company and Perrigo agreed to a second amendment to the distribution agreement. The Company granted to Perrigo a license to use the Company’s adverse event reports database in exchange for revised royalty obligations. The royalty obligation for sales occurring after first quarter 2011 was revised to 47.5% of net sales flowing to the Company for so long as there remained only two (2) generic equivalents of Aldara on the market. For each quarterly period after first quarter 2011, for so long as there remained only three (3) generic equivalents of Aldara on the market, 35% of net sales would flow to the Company. For each quarterly period after first quarter 2011, for as long as there remained four (4) generic equivalents of Aldara on the market, the Company would received 0% of the first $6,000 of net sales and 10% of net sales above $6,000. Once there are more than four (4) generic equivalents to Aldara on the market, all royalty obligations cease with respect to the Perrigo ANDA Product. On April 19, 2011, the FDA approved a fourth generic application for imiquimod 5%.

Sale of Mexico and Latin American Assets

Pursuant to a Purchase and Sale Agreement, dated June 28, 2010, and certain ancillary agreements, the Company divested all of its interests in Mexico and Latin America, including 100% of the equity interests in both Graceway Mexico Opco, S. de R.L. de C.V. and Graceway Mexico, S. de R.L. de C.V. (collectively Graceway Mexico) as well as all of the assets held by Graceway International, Inc. (GWI) related to and necessary for the conduct of business in Latin America for a total purchase price of $15,100 plus a working capital adjustment. The Company received $8,892 of the purchase price during the nine months ended September 30, 2010. The Company received the remaining $6,208 during the nine months ended September 30, 2011. With this divestiture, the Company no longer has any operations in Mexico, Latin and South America. The Company is also a party to a “Purchasing and Supply Agreement” (PSA) with the purchaser whereby the Company will continue to purchase products for Mexico and Latin America from its suppliers and resale such products back to the purchaser at cost plus a small markup. In accordance with FASB accounting guidance, this results in the Company having a continuing involvement in this market and as a result thereof, the divesture of Mexico and Latin America is recorded as a sale but not as discontinued operations.

11	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

(4)	Intangible Assets

Intangible assets consisted of the following:

	$000000000	$000000000	$000000000	$000000000	$000000000	$000000000
			September 30, 2011		December 31, 2010
	Estimated useful lives	End of useful life	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Product rights:
Aldara®	4.2 yrs	2011	$337,850	(337,850)	337,850	(325,291)
Qvar	14 yrs	2020	25,760	(9,877)	25,760	(8,589)
MetroGel-Vaginal®	4 yrs	2010	9,846	(9,846)	9,846	(9,846)
Estrasorb®	6 yrs	2014	5,083	(3,095)	5,083	(2,460)
All others	2 –16 yrs	2025	20,501	(17,773)	20,501	(17,618)

Total product rights			399,040	(378,441)	399,040	(363,804)

Licenses and patents:
Atopiclair®	20 yrs	2026	3,768	(1,253)	3,768	(977)
All others	15 yrs	2021	500	—	500	—

Total licenses and patents			4,268	(1,253)	4,268	(977)

Intellectual capital:
Aldara®/Zyclara®	12 yrs	2018	74,870	(30,857)	74,870	(26,289)
Maxair®	7 yrs	2013	12,110	(5,915)	12,110	(4,037)

Total intellectual capital			86,980	(36,772)	86,980	(30,326)

Noncompete agreement – 3M	5 yrs	2011	24,130	(22,975)	24,130	(19,510)

Total			$514,418	(439,441)	514,418	(414,617)

The Company recognized an impairment of $529 for all others licenses and patents during the nine months ended September 30, 2010.

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense for intangible assets was $24,824 and $74,713 for the nine months ended September 30, 2011 and 2010, respectively, excluding impairment charges.

12	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

(5)	Accrued Expenses

Accrued expenses consisted of the following:

	September 30, 2011	December 31, 2010
Accrued rebates	$1,311	6,658
Accrued interest	—	9,605
Accrued management incentive	115	62
Accrued sales incentive	351	1,159
Accrued chargebacks	1,074	1,604
Taxes payable (receivable)	(559)	976
Accrued product returns	1,165	24,778
Accrued channel management agreement	—	615
Accrued professional fees	11	1,633
Accrued research and development	—	132
Other accrued expenses	220	1,369

	$3,688	48,591

Due to the Company filing for bankruptcy on September 29, 2011, $56,717 of accrued expenses were reclassed to accounts payable as prepetition liabilities subject to compromise.

(6)	Long-Term Debt

Long-term debt consisted of the following:

	September 30, 2011	December 31, 2010
New First Lien Credit Facility (including revolving line of credit, due in 2012)	$430,348	440,981
New Second Lien Credit Facility (due in 2013)	330,000	330,000
Mezzanine Credit Facility (due in 2013)	81,419	75,553
3M Acquisition Liability (due in 2011)	8,783	11,701
Capital lease obligations	182	—
Less unamortized discounts	(2,596)	(4,046)

Total long-term debt	848,136	854,189
Less current installments	(848,136)	(854,189)

Long-term debt, excluding current installments	$—	—

13	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Because of uncertainties over the Company’s ability to generate sufficient cash flow to make future payments on its debt and uncertainties over the Company’s ability to continue as a going concern and previous defaults of certain debt covenants, all of the Company’s long-term debt at September 30, 2011 and December 31, 2010 is classified as current.

Credit Facilities

In conjunction with the 3M acquisition in December 2006, the Company entered into term loan financing agreements with a group of lenders. On May 3, 2007, the Company refinanced these debt agreements. In conjunction with the retirement of the previously outstanding Original First Lien Credit Facility (and related revolving loan commitment) and Original Second Lien Credit Facility, the Company entered into three new term loan financing agreements with a different lender that permitted the Company to borrow $1,080,000: the New First Lien Credit Facility (First Lien), the New Second Lien Credit Facility (Second Lien), and the Mezzanine Credit Facility (Mezzanine).

Under the First Lien, the Company borrowed $650,000 at closing. Interest on this borrowing is equal to LIBOR plus 4.75%, which was 4.99% at September 30, 2011. Interest prior to the loan modification discussed below was LIBOR plus 2.75%. Borrowings mature over five years after the closing date and principal and interest payments are due quarterly. In connection with the First Lien, the Company obtained a revolving loan commitment that expires in 2012 and provides for borrowings of up to an additional $25,000, as amended. As of September 30, 2011 and December 31, 2010, $21,704 and $22,236 was outstanding under this revolving credit facility, respectively. The Company must pay an annual commitment fee of one-half of 1% on the unused portion of the commitment. As a result of the loan modification discussed below, further borrowings under the revolving credit facility are no longer permitted.

Under the Second Lien, the Company borrowed $330,000 at closing. Interest on this borrowing is equal to LIBOR plus 6.50%, which was 6.74% at September 30, 2011. Borrowings mature six years after the closing date and interest-only payments are due quarterly. The entire principal amount of this borrowing is due on May 3, 2013. As a result of the loan modification discussed below, the Company was required to discontinue making interest payments on the Second Lien. As of September 30, 2011 and December 31, 2010, the Company had accrued and unpaid interest of $26,432 and $9,605 under the Second Lien, respectively.

Under the Mezzanine, the Company borrowed $70,000 at closing. Interest on the Mezzanine is equal to LIBOR plus 9.75%, which was 9.99% at September 30, 2011. Interest prior to the loan modification discussed below was LIBOR plus 8.25%. Borrowings mature 80 months after the closing date and interest-only payments are due quarterly. In April 2010, the Company exercised its Payment In Kind (PIK) option under the Mezzanine and interest is now added to the principal of the debt and no longer paid by the Company. At September 30, 2011, the Company has PIK interest of $5,866 added to its Mezzanine debt outstanding balance. The entire principal amount of this borrowing is due on November 3, 2013. Prepayment penalties on the Mezzanine are 2% on any amount paid between May 4, 2009 and May 2, 2010, (only 35% of the principal is allowed to be prepaid), and 1% on any amounts paid between May 3, 2010 and May 2, 2011. As a result of the loan modification discussed below, the Company is not allowed to pay interest or prepay any principal on its Mezzanine debt.

14	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Under these credit facilities, the Company’s obligations are secured by a priority senior lien on substantially all of the Company’s assets. The Second Lien and Mezzanine are subordinated to the Company’s First Lien. The debt agreements contain financial covenants and default provisions, including that the Company maintain minimum levels of liquidity, limits capital expenditures and asset dispositions, and restricts mergers and dissolutions. In addition, the agreements restrict liens on assets and the acquisition of additional indebtedness. Additionally, the Company was required to maintain a fixed interest rate instrument or other form of hedge protection on at least 50% of the First Lien and Second Lien through at least December 3, 2008 to reduce the Company’s exposure to the interest rate risk on the variable portion of its debt obligation. In connection with the loan modification discussed below, the Company terminated its interest rate hedges with the resulting termination value of $21,353 of these swaps added to the Company’s First Lien. The Company is not permitted to enter into any further interest rate hedges.

In connection with these loans, the Company incurred $11,925 of original issue discounts, which represents the difference between the proceeds and the face amount of the borrowings: $3,650, which relates to the First Lien, $6,178, which relates to the Second Lien, and $2,097, which relates to the Mezzanine Credit Facility. These discounts are included in long-term debt and are being amortized over the terms of the respective loans to interest expense in the consolidated statements of operations.

On January 22, 2010, the Company, its affiliates and lenders executed amendments (the Amendments) to each of their First Lien, Second Lien, and Mezzanine (collectively, the Credit Agreements). The Amendments provided for the buyback of debt issued by the lenders pursuant to the Credit Agreements, at or below par value. The buyback would have been conducted pursuant to one or more Dutch Auctions conducted between January 22, 2010 and January 21, 2011.

Under the Amendments, the Company may purchase and retire up to $75,000 of First Lien and Second Lien loans at a ratio of at least 4:1 (First Lien versus Second Lien). The Company must offer to purchase a minimum of $5,000 in debt and must use readily available funds, and may not use borrowings obtained from its revolving credit line. Additionally, the Company may also purchase and retire up to $50,000 of Second Lien and Mezzanine loans; however, it must utilize equity funds provided to the Company by its investor group, so long as a minimum offer of $10,000 is made to buy back the debt. As a result of the loan modification discussed below, the Company is not permitted to buy back any debt.

On April 1, 2011, the Company submitted a Notice of Default and Statement of Responsible Officer to the Administrative Agents of the Company’s Credit Agreements. The Notice of Default notified the Administrative Agents that the Company would not deliver the audited financial statements and accompanying audit report for the fiscal year ended December 31, 2010 required to be delivered within 90 days of the end of the fiscal year. The delivery of the audited financial statements in April 2011 cured this default.

15	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

Loan Modification

On October 15, 2010, the Company executed a Third Amendment with its lenders thereby modifying certain provisions, terms, loan repayment schedules, covenants, and other requirements dealing primarily with its First Lien. Under the terms of the Third Amendment, the Company has been granted covenant waivers, for both its leverage ratio and its interest coverage ratio, until September 30, 2011. The three interest rate swaps, in effect at the time of the Third Amendment, were terminated and the resulting termination values of these swaps totaling $21,353 were added to the principal of the Company’s First Lien. As of October 15, 2010, the Company’s revolving credit facility was frozen and accordingly, the Company is no longer permitted to make any further draws on this revolving credit facility.

Interest rates on both the First Lien and the revolving credit facility were increased by 200 basis points for the remaining term of both loans. Although the maturity date of May 2012 remained unchanged, principal payments were revised to include supplemental payments of $3,500 to $4,000 per month from November 2010 to February 2011 and a supplemental payment of $2,633 in March 2011. These supplemental payments are allocated to both the First Lien and, to a much lesser extent, the revolving credit. Unless offset by earlier prepayments, quarterly payment for both the First Lien and the revolving credit facility will commence September 30, 2011 and continue with a final balloon payment of $360,343 due at the loan maturity date of May 2012.

The Third Amendment required the Company to make a payment in the amount of $34,059 on October 15, 2010 on the First Lien and a payment of $2,414 on the Company’s revolving credit facility on the same date. Additional payments of $2,282 were also made to the holders of the Company’s interest rate swaps as a component of the swap termination fee that was not added to the First Lien. The Company was also required to pay a consent fee of $2,124 that was distributed to all holders of the Company’s First Lien that voted for approval of the Third Amendment. Holders of the Company’s First Lien that did not vote for approval of the Third Amendment did not receive the consent fee.

The Company is not permitted to pay any interest or fees on the Second Lien or pay any interest or principal prepayments on the Mezzanine. Additional restrictions are also placed on the payment of management fees to GTCR and the payment of management bonuses to the Company’s executive management team.

3M Acquisition Liability

As part of the 3M Acquisition, the Company is obligated to pay 3M $50,000 for access to technology and intellectual capital under the Technology Access, Development Option and License Agreement (Technology Agreement) related to the future developments of the acquired products. The Company is required to make quarterly principal and interest payments over five years that began in 2007 and concluded in 2011. The payment due to 3M at the end of March 2011 was not made by the Company because the Company believed that 3M had breached the Technology Agreement and other agreements executed as part of the 3M Acquisition. The Company has subsequently resolved the dispute and has continued to pay 3M the required quarterly payments, including payment of the March 2011 quarterly principal and interest payments.

16	(Continued)

GRACEWAY PHARMA HOLDING CORP. AND SUBSIDIARIES

(Formerly GRACEWAY HOLDINGS, LLC and SUBSIDIARIES)

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2011

(Dollars in thousands)

(7)	Commitments and Contingencies

Legal Proceedings

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

Employment Agreements

The Company has employment agreements with certain of its executive officers and several key employees, which provide for potential salary adjustments, bonuses, as defined, and severance benefits upon termination of employment, as defined. The Third Amendment to the First Lien places certain restrictions on bonuses to employees of the Company who are executive vice presidents or above. The Company must have certain liquidity in order to pay such officers bonuses and such bonuses are limited as detailed in the Third Amendment to the First Lien.

Other Commitments and Contingencies

The Company has certain unconditional purchase obligations primarily related to minimum purchase requirements under contracts with suppliers to purchase finished goods related to the Company’s pharmaceutical products.

17